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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

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      Date of Report (Date of earliest event reported): OCTOBER 15, 1999
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                       TRI-STATE OUTDOOR MEDIA GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            KANSAS                      333-59137                48-1061763
  (State or other jurisdiction of   (Commission File          (I.R.S. Employer
   incorporation or organization)       Number )             Identification No.)

                              3416 Highway 41 South
                                Tifton, GA 31793
               (Address of Principal Executive Offices) (Zip Code)

                                  800-732-8261
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

      On October 15th, 1999, Tri-State Outdoor Media Group, Inc. (the "Company") acquired outdoor advertising assets from PNE Media Holdings, LLC and PNE Media, LLC ("PNE") for approximately $12.2 million in cash. The 401 outdoor advertising faces acquired from PNE are located primarily in Missouri, North Carolina, Kansas, and Texas with additional units in South Dakota, Nebraska, Iowa and Minnesota. In addition, the Company purchased 593 outdoor advertising faces from two companies in southern Georgia for total consideration of approximately $4.7 million. All the assets acquired are in the Company's existing markets.

      The financing of $19 million in debt for the acquisitions was provided to S G H Holdings, Inc., the parent company of the Company, which contributed the funds to the Company in the form of equity. The nature and amount of the consideration paid in the acquisitions were determined by negotiation between the Company and the sellers. Prior to the acquisitions there was no material relationship between any of the sellers and the Company or any of its affiliates, directors or officers.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned William G. McLendon, Chief Financial Officer, hereunto duly authorized.

                                            TRI-STATE OUTDOOR MEDIA GROUP, INC.

Date: October 27, 1999                By: William G. McLendon
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                                          William G. McLendon
                                          Chief Financial Officer